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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 8, 2005

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                     1-9210              95-4035997
  (State or other jurisdiction        (Commission         (I.R.S. Employer
        of incorporation)             File Number)       Identification No.)

              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                 (ZIP code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))
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SECTION 2 - FINANCIAL INFORMATION

Item 2.02.  Results of Operations and Financial Condition
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     On February 8, 2005, Occidental Petroleum Corporation released information regarding the revision upward of its earnings for the fiscal quarter ended December 31, 2004. The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The full text of the press release is attached to this report as Exhibit 99.1. Updated Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.2.


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SECTION 8 - OTHER EVENTS

Item 8.01.  Other Events
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     Occidental Petroleum Corporation announced on February 8, 2005 that its fourth quarter net income was $77 million higher ($0.19 per share) than the $665 million ($1.67 per share) the company disclosed on January 24, 2005. The improvement in income is due to an increase in the carrying value of Occidental's investment in Lyondell Chemical Company because of an increase in Lyondell's book value resulting from its November 30, 2004 acquisition of Millennium Chemical Company. There is no cash effect to this non-core earnings item.

     Lyondell acquired Millennium Chemical Company by issuing additional shares of Lyondell common stock. Under current accounting rules (SEC Staff Accounting Bulletin No. 51), Occidental is required to record its share of the increase in Lyondell's net equity resulting from this issuance. The effect of this is an increase of $121 million in the carrying value of Occidental's investment in Lyondell and an increase in Occidental's net income of $77 million after-tax ($0.19 per share). At the time Occidental issued its earnings press release on January 24, Lyondell had not announced its fourth quarter and total-year 2004 results, and a year-end balance sheet was not available until Lyondell released its results on February 3, 2005. In its earnings press release, Occidental stated that earnings from an equity investment were based on a preliminary estimate of their earnings. Also, in its conference call regarding fourth quarter results, Occidental commented that Lyondell had not yet reported its results.

     Occidental owns 41 million shares of Lyondell common stock. As a result of the Millennium acquisition, Occidental's ownership percentage of Lyondell has decreased from approximately 22 percent to 17 percent.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)



DATE: January 24, 2005        S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)
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                                  EXHIBIT INDEX


     99.1      Press release dated February 8, 2005.

     99.2      Updated Investor Relations Supplemental Schedules